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                                                                      EXHIBIT 10

        March 2, 1998



        Mr. Russ Kidder
        Managing Director
        EMB MORTGAGE CORPORATION
        3200 Bristol Street, 8th Floor
        Costa Mesa, CA 92626

        RE:     MASTER COMMITMENT TO PURCHASE JUMBO AND
                CONFORMING RESIDENTIAL MORTGAGES

        Dear Mr. Kidder:

        IMPAC FUNDING CORPORATION ("IFC"), a subsidiary of IMPAC MORTGAGE HOLDINGS, INC., hereinafter referred to as "Buyer", hereby commits to purchase/fund from EMB MORTGAGE CORPORATION, hereinafter referred to as "Seller" first trust deed mortgage loan(s) pursuant to the terms and
[LOGO   conditions set forth herein and the IFC Sellers Guide, the Progressive
  OF    Series I - VI and Progressive Express (TM) Guide (Guides) as amended
IMPAC   from time to time, and the IFC Sale Agreement. Seller is bound by all
APPEARS conditions of the Guides and Sale Agreement or under a separate written
 HERE] agreement. By executing this Commitment, Buyer hereby agrees to purchase, and Seller hereby agrees to sell those certain Loan(s), subject to terms and conditions of this Commitment.

        1. AMOUNT OF COMMITMENT: The amount of this commitment is $500,000,000.

        2. TERM OF COMMITMENT: This is a twelve month (12), optional delivery, Master Commitment. The Commitment expiration date will be March 2, 1999 or upon the fulfillment of the amount of commitment, whichever occurs first. All loans must be committed and delivered to Buyer in purchasable form prior to expiration of this Commitment.

        3. COMMITMENT FEE: An up front commitment fee of one-eighth of one percent (.125%) will be waived by Buyer in exchange for 300,000 shares of Seller's stock at a current price of $2.00 per share.

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        4.      ELIGIBLE PRODUCT TYPES: Seller may sell and Buyer will purchase mortgage products pursuant to the terms of the Guide(s), the following types of mortgage loans:

                . Progressive Series I - VI loan programs;
                . Progressive Express programs;
                . ConformPlus(TM) programs - See attached separate commitment

                Each product offers the following type of mortgage loan:
                . 30 year fully amortizing fixed rate;
                . 15 year fully amortizing fixed rate;
                . 6 month LIBOR semi-annually adjusting ARMs with 1/6 Caps;
                . 2 year fixed Rollover to 6 month LIBOR semi-annually adjusting
                  ARMs;
                . 95%LTV PROGRESSIVE EXPRESS: SELLER MAY DELIVER UP TO 5% OF
                  COMMITMENT AMOUNT TO A MAXIMUM OF 95%LTV TO MAXIMUM OF $300,000 LOAN AMOUNT, PROVIDED THAT:
                        1. MINIMUM FICO SCORE OF 700;
                        2. OWNER OCCUPIED, PRIMARY RESIDENCE;
                        3. PURCHASE MONEY ONLY;
                        4. BORROWER OWNS NO OTHER PROPERTIES;
                        5. NO SELF-EMPLOYED;
                        6. SINGLE FAMILY RESIDENCE ONLY (NO CONDOS AND/OR
                           UNITS);

        5. UNDERWRITING GUIDELINES: Except as set forth herein, including the attached conditions, loan documentation and underwriting must be in compliance with the Guide(s). Any exception to the guidelines not specified within this commitment, must be approved by Buyer prior to the delivery of the loan for purchase. Program parameters and pricing parameters are subject to change.

        6. PRIOR UNDERWRITING APPROVAL BY BUYER: Seller may submit loans to Buyer for prior approval. Loans that are rejected by Buyer are ineligible for purchase. If a loan has been rejected by another conduit, Seller must notify Buyer of reason for rejection at the time of loan submission.

                Regardless of the underwriting delegation class given herein, Buyer will require prior underwriting for the following:
                . Any loans with exceptions to the IFC Seller's Guideline(s);
                . Cash reserves less than required by the IFC Seller's
                  Guideline(s);
                . Non-arms length transactions (as defined in IFC Seller's
                  Underwriting Guideline);
                . Credit score, credit history and delinquent credit outside of program guidelines;
                . 2 years employment not in the same line of work;
                . Multiple loans to the same borrower;
                . Condo Hotel program;
                . Foreign National program;
                . 100% Financing (80/20) program;


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        7.      DELEGATED UNDERWRITING: Seller is not delegated for
                underwriting. All loans must be prior approved by Buyer or by Contract Underwriting Services (Only approved CMAC underwriters for Express programs).

        8. PRIOR APPROVAL BY CONTRACT SERVICES: Seller may select prior underwriting by Contract Service Underwriting (acceptable to Buyer) for Progressive Series. Loans rejected by another conduit or Buyer will not be eligible for Contract Service
                Underwriting.

                Acceptable Mortgage Insurance Contract Services:

                . CMAC
                . UGI
                . PMI
                . GE
                . RMIC

                Unacceptable Mortgage Insurance Contract Services:

                . MGIC

        9. PURCHASE PRICE: The purchase price will be based on the posted rates and prices, plus any pricing adjustments on Knight Ridder screens 7271 through 7289 for the applicable loan program being locked in. For the following loan programs, the screen price will be increased at time of rate lock in:

                FIXED RATE                      30 DAY          10 DAY MANDATORY

                Progressive Series I-III        0.50            0.50
                Progressive Series III+-VI      0.625           0.875
                Progressive Express I           0.50            0.50
                Progressive Express II-VI       0.50            0.75


                2 YEAR ARM                      30 DAY          10 DAY MANDATORY

                Progressive Series I-III        0.125           0.125
                Progressive Series III+-VI      0.125           0.375
                Progressive Express I           0.125           0.125
                Progressive Express II-VI       0.125           0.375

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                6 MONTH ARM                     30 DAY BEST     10 DAY MANDATORY
                                                EFFORTS

                Progressive Series I-III        0.625           0.625
                Progressive Series III+-VI      0.625           0.875
                Progressive Express I           0.625           0.625
                Progressive Express II-VI       0.625           0.875

                MAXIMUM PREMIUM PRICED TO SELLER SHALL BE ONE PERCENT (1.0%) OVER POSTED MAXIMUM SCREEN PRICING EXCLUDING ANY PRICE OR YIELD ADJUSTMENTS.

                IF ANY MORTGAGE LOAN SOLD TO BUYER HEREUNDER IS PREPAID BY MORE THAN FIFTY PERCENT (50%) OF THE ORIGINAL PRINCIPAL BALANCE WITHIN SIXTY (60) DAYS FOLLOWING THE PURCHASE BY BUYER, THE BUYER HAS THE RIGHT TO REQUIRE THE SELLER TO REIMBURSE BUYER FOR ANY PREMIUM, INDUCEMENTS, SERVICING RELEASED PREMIUM, INCLUDING ANY AMOUNT PAID BY BUYER FOR THE MORTGAGE LOAN, WITHIN TEN (10) BUSINESS DAYS UPON WRITTEN NOTICE. COMMENCING ON THE 61ST DAY AND CONTINUING UNTIL THE END OF THE 12TH MONTH AFTER THE PURCHASE BY BUYER, BUYER WILL REDUCE THE AMOUNT OF THE REIMBURSEMENT BY 1/12TH FOR EACH MONTH THE LOAN HAS BEEN FUNDED BY BUYER.

        9a. PRICING INCENTIVE: BUYER AGREES TO PAY AN ADDITIONAL 5 BASIS POINT REBATE FOR LOANS LOCKED ON THE INTERNET, THROUGH JUNE 30TH, 1998, TO QUALIFIED CUSTOMERS; LOANS MUST BE CLOSED WITHIN COMMITMENT PERIOD TO QUALIFY FOR THIS BONUS.

        10. LOCK-IN PROCEDURES: Seller will reference this Master Commitment number and specify the preferred pricing parameters at time of commitment, and follow the standard Guide requirements for best efforts lock-in. Bulk lock-ins are allowed for a minimum of $500,000 and are considered mandatory delivery, plus or minus two percent (2%).

        11. PRIVATE MORTGAGE INSURANCE: All Progressive loans with balances exceeding the lesser of 80.01% of the purchase price or the appraised value shall be issued by a mortgage insurance company acceptable to Buyer. Said mortgage insurance coverage shall be in a form acceptable to Buyer and must reduce exposure to at least seventy-five (75%) percent of the original value on Progressive product. For loans originated under Progressive Express, refer to Underwriting Guidelines attached for specific mortgage coverage and companies.

        12. DELIVERY RESTRICTIONS: Property types and programs percentages are unrestricted except for the PROGRESSIVE program which will be subject to delivery limitations set forth below:

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                       DELIVERY PERCENTAGE LIMITATIONS:

        . LTV LIMITATIONS: Allow a maximum of 30% of the aggregate amount of all Progressive delivered to exceed 80%LTV to a maximum of 95%LTV, with mortgages greater than 90% LTV not to exceed 20% of the Commitment amount;
        . REDUCED DOC: Not to exceed 40% of the aggregate amount of all
          Progressive delivered;
        . NOO AND SECOND HOME: Not to exceed 15% of the aggregate amount of all
          Progressive delivered;
        . LOANS GREATER THAN $650,000: Not to exceed 20% of the aggregate amount of all Progressive delivered;
        . 2-4 UNIT PROPERTIES: Not to exceed 5% of the aggregate amount of all
          Progressive delivered.
        . NO INCOME/NO ASSET: Not to exceed 20% of the Commitment amount;
        . 80% NO RATIO: Not to exceed 15% of the commitment amount;
        . 100% FINANCING: Not to exceed 5% of the Commitment amount;
        . PROGRESSIVE EXPRESS GEOGRAPHIC LIMITATION: NOT MORE THAN 40% OF THIS
          COMMITMENT MAY CONSIST OF LOANS LOCATED IN CALIFORNIA.
        . 95%LTV PROGRESSIVE EXPRESS: BUYER WILL ALLOW UP TO 5% OF COMMITMENT
          AMOUNT TO BE DELIVERED AS 95%LTV EXPRESS UP TO $300,000 LOAN AMOUNT.

13. SERVICING: Loans shall be sold in their entirety to Buyer, with servicing rights of such loans released to Buyer upon purchase. All servicing rights of loans purchased according to this Commitment shall be included with this purchase and shall be considered transferred and owned by Buyer as of the date of funding of each loan purchase and Seller shall have no further rights or claims of any type as of the date of each loan purchase.

        All servicing activities, records, funds and including, but not limited to, any escrow and buydown balances, all funds held for the benefit of these loans, and insurance records shall be transferred to Buyer on the date of purchase. The cost for establishing new tax service contracts will be at Seller's expense.

14. PAIR-OFF: Once loans are locked in for block commitments, a pair-off fee of one eighth of one percent (.125%), plus any market movement, will be assessed on the difference, if any, between the Commitment amount (minus delivery tolerance) and the actual amount delivered. Seller will remit payment to Buyer for the amount of the pair-off fee within ten (10) days from the expiration date of the commitment.

15. SALES AND FUNDING: Funding will occur within seventy two (72) hours of delivery, provided Seller delivers all required documents and outstanding conditions, in addition to, the original promissory notes evidencing the loans to be purchased, duly




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        endorsed in favor of Buyer, prior to the purchase date. Seller shall furnish copies of the assignment of deed of trust or mortgage, in addition to other documents outlined in the Guide.

        In addition to any applicable pricing adjustments posted on applicable Knight Ridder screens the following additional fees will be charged on all loans purchased by Buyer:

            Tax Service Fee -       $59.00 or prevailing TransAmerica rate;
            Administrative -        $125.00 per loan;

16. GEOGRAPHICAL RESTRICTIONS: Unless otherwise stated, mortgages secured by properties located in the continental United States and Hawaii are eligible for purchase. Properties located in the state of Alabama and Alaska are not eligible for purchase.

17. WARRANTIES AND REPRESENTATIONS: Seller, to induce Buyer to fund loans, warrants, represents and covenants to Buyer that in connection with each loan transaction:

        Warranties within this agreement shall survive the transfer to and purchase by Buyer and shall be deemed to successors and assigns. No wavier of any default or breach by Seller shall be implied from any omission by Buyer or its assigns to take any action on account of such default if such default continues or is repeated. No written waiver shall affect any breach other than the breach specified in such waiver and only to the extent therein expressly stated. Any failure or delay by Buyer or its assigns in exercising any rights, power, or remedy hereunder shall not be deemed a waiver thereof.

17a. PROGRESSIVE EXPRESS SELLER'S CERTIFICATION: Seller makes the following certification to induce Buyer to commit to the purchase of Progressive Express loans.
        . The loan terms furnished in Progressive Express Application are true, accurate, and complete.
        . The information contained in Progressive Express Application was obtained directly from the borrower by a full-time employee of Seller or its duly authorized agent.
        . The credit report submitted on the subject borrower, co-borrower, if applicable, was ordered by Seller or its duly authorized agent directly from the credit bureau which prepared the report was received directly from said credit bureau.

18. INDEMNIFICATION: Without limiting any of Buyer's rights contained in this agreement, Seller shall indemnify, defend and hold Buyer, its successors and assigns,







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        and its officers, agents, and employees harmless including judgments, court costs, and actual credit reporting agency costs, and attorney fees related to any breach of Seller warranty, representation, or covenant contained in this agreement. This indemnification shall survive the terms of this agreement for all loans closed until the sooner of: (a) written release by Buyer and any successor or assign; (b) payoff of the loan; or (c) the lapse of any applicable statute of limitation.

19. MODIFICATION, WAIVER OR AMENDMENT: No modification or waiver of or amendment to any of the terms of this Commitment shall be effective unless it is in writing signed by all parties hereto.

20. ASSIGNMENT: This Commitment is only assignable by Buyer. This Commitment is not intended to benefit any third party. Buyer may only assign this Commitment to a party who has the ability to perform all of Buyer's obligations under this Commitment.

21. APPLICABLE LAW: The Commitment shall be governed by and construed under the laws of the State of California, to the jurisdiction of whose courts the parties hereby agree to submit.

22. ENFORCEMENT: In the event of any action by Buyer or Seller to enforce this Commitment, the prevailing party shall be entitled to receive, in addition to all other relief, the costs thereof including, without limitation, attorney's fees and court costs.

23. ENTIRE AGREEMENT: This Commitment and any agreement, document or instrument attached hereto or referenced herein integrates all of the terms and conditions mentioned herein or incidental hereto, and supersedes all oral negotiations and prior writings regarding the subject matter hereof.

24. NOTICES: Buyer and Seller mutually agree that each of them will immediately upon demand by the other party, execute such documents or perform such acts as may be required by such party to perform their objectives under this agreement; and refusal to cooperate and execute documents or perform acts required by this agreement shall be considered a material breach hereof and shall suspend the performance of non-breaching party full and complete performance of the breaching party.

        All notices, requests, demands or other communications that are to be given under this contract shall be in writing, addressed to the appropriate parties and sent postage prepaid to the address below.

                If to Buyer:    Impac Funding Corporation
                                20371 Irvine Ave., Bldg. A
                                Santa Ana Heights, CA 92707
                                ATTN: Mary Schannault


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                        If to Seller:   EMB MORTGAGE CORPORATION
                                        3200 Bristol Street, 8th Floor
                                        Costa Mesa, CA 92626
                                        ATTN:  Russ Kidder

25. SEVERABILITY: Whenever possible, each provision of this Commitment shall be interpreted in such manner as to be valid and effective under applicable law, but if any such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Commitment.

26. HEADINGS: The headings used herein are used for convenience only, are not part hereof and shall not be used in construing this Commitment.

27. COUNTERPARTS: This Commitment may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute on and the same instrument.

28. FINANCIAL CONDITION: Prior to, or concurrent with the execution of this Commitment, Seller agrees to submit a recent audited financial statement. Unless otherwise waived by Buyer, Seller must have a minimum audited net worth of at least $3,000,000 in order to deliver loans under this Commitment.





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If the terms and conditions of the Commitment are acceptable to Seller, please execute the acceptance where indicated on this Commitment and return one copy of the signed agreement. A signed copy hereof signed by Seller must be received by Buyer or its authorized representative within five (5) business days of receipt by Seller, or this agreement will be considered null and void.

The individuals executing this Commitment by their signatures do hereby certify they are duly authorized to execute this document on behalf of the parties they represent.

         /s/ MARY C. SCHANNAULT
         ------------------------------------
         By: Mary C. Schannault
             Senior Vice President
             IMPAC FUNDING CORPORATION


         ------------------------------------
         By: James W. Dickinson
             Vice President
             IMPAC FUNDING CORPORATION


We hereby acknowledge and accept all of the terms and conditions of this Commitment for the sale of the Loans described herein:


         Date:  3-5-98
              ---------

         /s/ RUSSELL KIDDER
         ------------------------------------
         By: Russ Kidder
             Managing Director
             EMB MORTGAGE CORPORATION